UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

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CoroWare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-33231	95-4868120
(State of Other Jurisdiction Incorporaiton)	(Commission File Number)	(IRS Employer Identification Number)

1410 Market Street, Suite 200, Kirkland, Washington 98033
(Address of principal executive offices)

(800) 641 - 2676
(Registrant’s telephone number, including area code)

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Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On August 15, 2013, the Board of Directors of CoroWare, Inc. (the “Company”) accepted the resignation of its independent registered public accounting firm, Lake & Associates CPAs LLC (“Lake”).

During the period of our engagement of Lake from November 9, 2011 through August 15, 2013, (a) there were no disagreements with Lake on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Lake, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K that the Company was aware of as of the date of dismissal.

The principal accountant's report on the financial statements issued by Lake in connection with the financial statements dated December 31, 2012, and filed with our Form 10-K on April 16, 2013, contained a “going concern” qualification. It stated:

“The Company has incurred losses for the years ended December 31, 2012and 2010 of $76,157,283 and $2,028,596 respectively. Because of these losses and the Company’s working capital deficit, the Company will require additional working capital to develop its business operations.

The Company intends to raise additional working capital through the use of private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support he Company’s working capital requirements. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the company be unable to continue as a going concern.”

New Independent Registered Public Accounting Firm

Sadler, Gibb & Associates, LLC (“Sadler”) was appointed by the Company’s Board of Directors as its new independent registered public accounting firm on August 15, 2013 to audit and review the Company’s financial statements.  During the Company’s two most recent fiscal years and through August 15, 2013, the Company did not consult Sadler regarding:

(i)	either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Lake to the Securities and Exchange Commission dated August 16, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 19, 2013	COROWARE, INC.
	By	/s/ Shanna Gerrard
Name: Shanna Gerrard Title: Corporate Secretary

Exhibit 16.1

August 19, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 19, 2013, of Coroware Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our firm.

Yours very truly,

Schaumburg, Illinois
Date : August 19, 2013	Lake & Associates CPA’s LLC
	By	/s/ Lake & Associates CPA’s LLC
Name: Lake & Associates CPA’s LLC